News Release

Contact: Tito L. Lima
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER 2023 RESULTS

Clearfield, Pennsylvania – April 17, 2023

CNB Financial Corporation (“CNB” or the “Corporation”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the three months ended March 31, 2023, and disclosed quarterly growth in total deposits, loans, and assets.

Executive Summary

•Net income available to common shareholders ("earnings") was $15.4 million, or $0.73 per diluted share, for the three months ended March 31, 2023, reflecting a sequential quarterly increase compared to earnings of $14.8 million, or $0.70 per diluted share, for the three months ended December 31, 2022. The Corporation’s prior year earnings for the three months ended March 31, 2022 were $14.2 million, or $0.84 per diluted share. The decrease in diluted earnings per share comparing the quarter ended March 31, 2023 to the quarter ended March 31, 2022 was primarily due to the dilutive effect of the Corporation's common stock offering completed in September 2022, resulting in the issuance of 4,257,446 shares of common stock at $23.50 per share and net proceeds of $94.1 million after deducting the underwriting discount and customary offering expenses.

•At March 31, 2023, total deposits were $4.8 billion, reflecting an increase of $131.7 million, or 2.8% (11.6% annualized), from December 31, 2022. The increase in deposit balances was primarily the result of continued growth in the Corporation’s treasury management customer base and resulting increases in municipal and institutional/corporate deposits, including new wealth and asset management deposit relationships resulting from CNB’s participation in deposit insurance sharing programs. In addition, the total number of deposit households increased by approximately 0.5% (1.8% annualized) from December 31, 2022. Additional deposit and liquidity profile details were as follows:

◦At March 31, 2023, the total estimated uninsured deposits for CNB Bank were approximately $1.6 billion, or approximately 33% of total CNB Bank deposits; However, when excluding $101.1 million of affiliate company deposits and $462.2 million of pledged-investment collateralized deposits, the adjusted amount and percentage of total estimated uninsured deposits was approximately $1.1 billion, or approximately 22% of total CNB Bank deposits as of March 31, 2023.

▪At December 31, 2022, the total estimated uninsured deposits for CNB Bank were approximately $1.9 billion, or approximately 39% of total CNB Bank deposits. When excluding affiliate company deposits of $143.1 million and pledged-investment collateralized deposits of $396.2 million, the adjusted amount and percentage of total estimated uninsured deposits was approximately $1.3 billion, or approximately 28% of total CNB Bank deposits as of December 31, 2022.

◦Total deposits for the Corporation increased approximately $90.4 million from March 9, 2023, when the FDIC takeover of Silicon Valley Bank was announced, to March 31, 2023.

◦At March 31, 2023, the average deposit balance per account for CNB Bank was approximately $31 thousand.

◦At March 31, 2023, the Corporation had $132.7 million of cash equivalents held in CNB Bank’s interest-bearing deposit account at the Federal Reserve. These excess funds, when combined with available borrowing capacity of approximately $2.1 billion from the Federal Home Bank of Pittsburgh ("FHLB"), available unused commitments from brokered deposit sources, and other third-party funding channels, including previously established lines of credit from correspondent banks, the total on-hand and contingent liquidity sources for the Corporation represented 2.1 times the adjusted estimated uninsured deposit balances discussed above.

•At March 31, 2023, short-term borrowings from the FHLB totaled approximately $102.1 million, compared to borrowings of $132.4 million at December 31, 2022. The decrease in short-term borrowings resulted from (i) a $5.3 million reduction in investment balances as a result of the proceeds of investment prepayments and investment sales being used to reduce borrowings, and (ii) excess funds from the first quarter growth in deposits outpacing the growth in loan balances for the same period also being used to reduce borrowings.

◦As of March 31, 2023, the Corporation did not have any borrowings from either the Federal Reserve’s Discount Window or Bank Term Funding Program (BTFP). CNB has added the BTFP as a potential contingent liquidity source, but the Corporation has not borrowed from the BTFP, to date, due to the general stability in CNB's deposit funding.

•At March 31, 2023, the Corporation's net unrealized losses on available-for-sale and held-to-maturity securities totaled approximately $84.9 million, or 15.5% of total shareholders' equity, compared to $99.0 million, or 18.6% of total shareholders' equity at December 31, 2022. The improvement in unrealized losses was primarily due to lower interest rates. In addition, all regulatory capital ratios for the Corporation would exceed regulatory “well-capitalized” levels as of March 31, 2023 and December 31, 2022 if the net unrealized losses were fully recognized. Additionally, the Corporation maintains $100.5 million of funds at its holding company, well in excess of the $84.9 in the unrealized losses on investments, as an immediately available source of contingent capital for CNB Bank.

•At March 31, 2023, loans, excluding the balances of (i) syndicated loans, and (ii) Paycheck Protection Program ("PPP") loans, net of PPP-related fees (such loans being referred to as the "PPP-related loans"), totaled $4.2 billion, representing an increase of $34.7 million, or 0.8% (3.4% annualized), from the same adjusted total loans measure as of December 31, 2022. Loan growth was experienced in the Corporation's Columbus, Buffalo and Southwest Virginia markets, combined with growth in the portfolio related to CNB Bank’s Private Banking division.

◦At March 31, 2023, the Corporation's balance sheet reflected a decrease in syndicated lending balances of $8.6 million compared to December 31, 2022. The syndicated loan portfolio totaled $148.1 million, or 3.4% of total loans, excluding PPP-related loans, at March 31, 2023, compared to $156.6 million, or 3.7% of total loans, excluding PPP-related loans, at December 31, 2022.

•Total nonperforming assets were approximately $23.7 million, or 0.42% of total assets, as of March 31, 2023, compared to $23.5 million, or 0.43% of total assets, as of December 31, 2022, and $20.1 million, or 0.38% of total assets, as of March 31, 2022. For the three months ended March 31, 2023, net loan charge-offs were $686 thousand, or 0.07% (annualized) of average total loans and loans held for sale, compared to $821 thousand, or 0.08% (annualized) of average total loans and loans held for sale, during the three months ended December 31, 2022, and $528 thousand, or 0.06% (annualized) of average total loans and loans held for sale, during the three months ended March 31, 2022.

•Pre-provision net revenue ("PPNR"), a non-GAAP measure, was $21.7 million for the three months ended March 31, 2023, compared to $22.8 million and $20.4 million for the three months ended December 31, 2022 and March 31, 2022, respectively.1 The decrease in PPNR for the three months ended March 31, 2023 compared to the three months ended December 31, 2022, was driven primarily by an increase in deposit interest expense and lower non-interest income, partially offset by a decrease in quarterly incentive compensation accruals and a decrease in quarterly technology expenses resulting from reductions in fees on application implementations. The increase in PPNR for the three months ended March 31, 2023 compared to the three months ended March 31, 2022, was primarily driven by growth in loans and expansion of the Corporation's net interest margin, partially offset by a decrease in non-interest income as a result of lower pass-through income from small business investment companies ("SBICs") and increased year-over-year technology expenses due to investments in applications aimed at enhancing both customer experience and expanding service delivery channels.

1 This release contains references to certain financial measures that are not defined under U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. A reconciliation of these non-GAAP financial measures is provided in the "Reconciliation of Non-GAAP Financial Measures" section.

Michael D. Peduzzi, President and CEO, stated, "Our quarterly results reflect the sustainability of our earnings, and our quarterly growth and financial position reflects the sound asset quality profile and continued effectiveness of our capital and liquidity management. The growth we experienced in both loans and deposits, especially highlighted by a quarterly increase in treasury management relationships and number of households, reflects the relevant connectivity of our banking and wealth management professionals to commercial, retail, private banking, and institutional customers across our footprint.

As we discussed among our team and in our regular conversations with our customers, we are historically a bank where customers in our markets turn to for safety. CNB’s loans and deposits are primarily sourced from and based on our local customers and our local communities. CNB has no significant exposure to tech-related businesses or start-up businesses, and no exposure to either crypto-related businesses or crypto currencies and investments. Additionally, CNB Bank’s loans and deposits are diversified in terms of types (consumer, small commercial, larger commercial, and private banking) with known customers in well-established industries across our diversified markets.

With both strong capital reserves and liquidity resources, and the continued application of our sound and conservative underwriting practices, we are well positioned to both manage through market stress periods, and take advantage of growth and relationship expansion opportunities that may arise.”

Other Balance Sheet Highlights

•Book value per common share was $23.14 at March 31, 2023, reflecting a favorable increase compared to $22.39 and $21.83 at December 31, 2022 and March 31, 2022, respectively. Tangible book value per common share, a non-GAAP measure, was $21.05 as of March 31, 2023, also reflecting a favorable increase compared to $20.30 and $19.21 as of December 31, 2022 and March 31, 2022, respectively.1 The changes in book value per common share and tangible book value per common share compared to December 31, 2022, were primarily due to (ii) an $11.7 million increase in retained earnings, and (ii) a $5.8 million improvement in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio.

Performance Ratios

•Annualized return on average equity was 12.60% for the three months ended March 31, 2023, compared to 12.45% and 13.99% for the three months ended December 31, 2022 and March 31, 2022, respectively.

•Annualized return on average tangible common equity, a non-GAAP measure, was 14.58% for the three months ended March 31, 2023, compared to 14.54% and 16.91% for the three months ended December 31, 2022 and March 31, 2022, respectively.1

•While the previously discussed common equity capital raise completed in September 2022 significantly enhanced the Corporation’s capital position, it also impacted the performance ratios for the three months ended March 31, 2023 and December 31, 2022 and the related comparison to March 31, 2022.

•The Corporation's efficiency ratio was 61.04% for the three months ended March 31, 2023, compared to 61.87% and 61.01% for the three months ended December 31, 2022 and March 31, 2022, respectively. The efficiency ratio on a fully tax-equivalent basis, a non-GAAP ratio, was 60.47% for the three months ended March 31, 2023, compared to 61.40% and 60.53% for the three months ended December 31, 2022 and March 31, 2022, respectively.1 The decrease for the three months ended March 31, 2023 compared to December 31, 2022, was primarily a result of lower incentive compensation accruals and lower technology expenses.

Revenue

•Total revenue (net interest income plus non-interest income) was $55.7 million for the three months ended March 31, 2023, compared to $59.8 million and $52.3 million for the three months ended December 31, 2022 and March 31, 2022, respectively.

◦Net interest income was $47.6 million for the three months ended March 31, 2023, compared to $50.8 million and $42.6 million, for the three months ended December 31, 2022 and March, 31, 2022, respectively. The decrease when comparing the first quarter of 2023 to the three months ended December 31, 2022 of $3.2 million, or 6.3%, was due to an increase in the Corporation's interest expense as a result of targeted interest-bearing deposit rate increases to ensure both deposit growth and retention, and an increase in the average balance of short-term borrowings through the FHLB. The increase in net interest income when comparing the first quarter of 2023 to the three months ended March 31, 2022 of $5.0 million, or 11.8%, was primarily a result of loan growth and the benefits of the impact of rising interest rates resulting in greater income on variable-rate loans, coupled with net growth in the Corporation's investment portfolio.

◦Net interest margin was 3.81%, 4.07% and 3.47% for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.79%, 4.03% and 3.48%, for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.1

▪The yield on earning assets of 5.29% for the three months ended March 31, 2023 increased 34 basis points and 151 basis points from December 31, 2022 and March 31, 2022, respectively, primarily as a result of loan growth and the net benefit of higher interest rates.

▪The cost of interest-bearing liabilities of 1.94% for the three months ended March 31, 2023 increased 74 basis and 157 basis points from December 31, 2022 and March 31, 2022, respectively, primarily as a result of the Corporation’s targeted interest-bearing deposit rate increases and short-term borrowings through the FHLB.

•Total non-interest income was $8.0 million for the three months ended March 31, 2023 compared to $9.0 million and $9.7 million for the three months ended December 31, 2022 and March 31, 2022, respectively. During the three months ended March 31, 2023, Wealth and Asset Management fees increased $100 thousand, or 5.9%, compared to the three months ended December 31, 2022, as the Corporation benefited from an increased number of wealth management relationships. Other notable changes compared to the fourth quarter of 2022 included seasonally lower other service charges and fees, unrealized losses on equity securities and a decrease in gains on recovery from acquired loans. The decrease in non-interest income when compared to the three months ended March 31, 2022 of $1.6 million, or 16.7%, was due primarily to lower pass-through income from SBICs.

Non-Interest Expense

•For the three months ended March 31, 2023, total non-interest expense was $34.0 million, compared to $37.0 million and $31.9 million for the three months ended December 31, 2022 and March 31, 2022, respectively. The decrease of $3.0 million, or 8.2%, from the three months ended December 31, 2022, was primarily a result of a decrease in the incentive compensation accruals and lower technology expense, combined with seasonally lower advertising expense. The increase of $2.1 million, or 6.6%, from the three months ended March 31, 2022, was primarily a result of higher technology expenses due to year-over-year investments in applications aimed at enhancing both customer experience and expanding service delivery channels.

Income Taxes

•Income tax expense was $3.9 million, representing a 19.2% effective tax rate, compared to $4.0 million, representing a 20.1% effective tax rate, and $3.5 million, representing an 18.6% effective tax rate, for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Asset Quality

•Total nonperforming assets were $23.7 million, or 0.42% of total assets, as of March 31, 2023, compared to $23.5 million, or 0.43% of total assets, as of December 31, 2022 and $20.1 million, or 0.38% of total assets, as of March 31, 2022.

•The allowance for credit losses measured as a percentage of total loans was 1.02% as of March 31, 2023 and December 31, 2022 and 1.01% as of March 31, 2022. In addition, the allowance for credit losses as a percentage of nonaccrual loans was 209.5% as of March 31, 2023, compared to 207.0% and 196.7% as of December 31, 2022 and March 31, 2022, respectively.

•The provision for credit losses was $1.3 million for the three months ended March 31, 2023, compared to $3.0 million and $1.6 million for the three months ended December 31, 2022 and March 31, 2022, respectively. Included in the provision for credit losses for the three months ended March 31, 2023 was $59 thousand expense related to the allowance for unfunded commitments compared to a benefit of $38 thousand for the three months ended December 31, 2022 and $586 thousand of expense for the three months ended March 31, 2022. The reduction in the provision expense of $1.7 million from the three months ended December 31, 2022 was primarily a result of lower loan portfolio growth in the first quarter of 2023 compared to the fourth quarter of 2022, while the overall nonperforming loan profile remained relatively consistent quarter over quarter.

•For the three months ended March 31, 2023, net loan charge-offs were $686 thousand, or 0.07% (annualized) of average total loans including loans held for sale, compared to $821 thousand, or 0.08% (annualized), during the three months ended December 31, 2022 and $528 thousand, or 0.06% (annualized), during the three months ended March 31, 2022.

Capital

•As of March 31, 2023, the Corporation’s total shareholders’ equity was $546.4 million, representing an increase of $15.7 million, or 3.0%, from December 31, 2022, primarily due to the increase in the Corporation's retained earnings (quarterly net income, partially offset by the common and preferred dividends paid in the quarter), and a decrease in accumulated other comprehensive loss during the quarter resulting primarily from the after-tax impact of the temporary unrealized reduction in the value of the available-for-sale investment portfolio.

•Regulatory capital ratios for the Corporation continue to exceed regulatory “well-capitalized” levels as of March 31, 2023.

•As of March 31, 2023, the Corporation’s ratio of common shareholders' equity to total assets was 8.75% compared to 8.64% at December 31, 2022. As of March 31, 2023, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, was 8.02% compared to 7.90% at December 31, 2022. This increase was the result of the increase in retained earnings combined with a decrease in accumulated other comprehensive loss during the three months ended December 31, 2022.1

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $5.6 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, three loan production offices, one drive-up office, one mobile office and 48 full-service offices in Pennsylvania, Ohio, New York and Virginia. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in Northwest Pennsylvania and Northeast Ohio; FCBank, based in Worthington, Ohio, with offices in Central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in Western New York; Ridge View Bank, with offices in the Southwest Virginia region; and Impressia Bank which operates in CNB Bank’s primary market areas. CNB Bank is headquartered in Clearfield, Pennsylvania, with offices in Central and North Central Pennsylvania. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) adverse changes or conditions in capital and financial markets, including actual or potential stresses in the banking industry; (ii) changes in interest rates; (iii) the duration and scope of a pandemic, including the lingering impacts of the COVID-19 pandemic, and the local, national and global impact of a pandemic; (iv) changes in general business, industry or economic conditions or competition; (v) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vi) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vii) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (viii) changes in the quality or composition of our loan and investment portfolios; (ix) adequacy of loan loss reserves; (x) increased competition; (xi) loss of certain key officers; (xii) deposit attrition; (xiii) rapidly changing technology; (xiv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xv) changes in the cost of funds, demand for loan products or demand for financial services; and (xvi) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on CNB's financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports filed with the Securities and Exchange Commission.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Income Statement
Interest and fees on loans	$62,327	$57,781	$41,150
Processing fees on PPP loans	1	19	1,237
Interest and dividends on securities and cash and cash equivalents	4,312	4,645	3,867
Interest expense	(19,001)	(11,612)	(3,637)
Net interest income	47,639	50,833	42,617
Provision for credit losses	1,290	2,950	1,643
Net interest income after provision for credit losses	46,349	47,883	40,974
Non-interest income
Wealth and asset management fees	1,817	1,716	1,783
Service charges on deposit accounts	1,795	1,806	1,757
Other service charges and fees	631	943	655
Net realized gains on available-for-sale securities	22	0	651
Net realized and unrealized gains (losses) on equity securities	(286)	284	(394)
Mortgage banking	168	172	475
Bank owned life insurance	764	655	694
Card processing and interchange income	2,059	2,021	1,809
Other non-interest income	1,072	1,410	2,224
Total non-interest income	8,042	9,007	9,654
Non-interest expenses
Salaries and benefits	17,045	18,800	16,988
Net occupancy expense of premises	3,566	3,358	3,230
Technology expense	4,258	5,093	3,372
Advertising expense	544	1,021	620
State and local taxes	1,050	957	1,048
Legal, professional, and examination fees	845	1,141	837
FDIC insurance premiums	873	654	723
Card processing and interchange expenses	1,490	1,315	1,029
Other non-interest expense	4,319	4,682	4,045
Total non-interest expenses	33,990	37,021	31,892
Income before income taxes	20,401	19,869	18,736
Income tax expense	3,912	3,989	3,491
Net income	16,489	15,880	15,245
Preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$15,414	$14,804	$14,170

Ending shares outstanding	21,116,928	21,121,346	16,860,698
Average diluted common shares outstanding	21,077,531	21,092,770	16,844,106
Diluted earnings per common share	$0.73	$0.70	$0.84
Cash dividends per common share	$0.175	$0.175	$0.175
Dividend payout ratio	24%	25%	21%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Average Balances
Total loans and loans held for sale	$4,257,033	$4,123,857	$3,668,716
Investment securities	794,768	787,259	805,118
Total earning assets	5,068,689	4,959,490	4,982,296
Total assets	5,426,320	5,311,790	5,291,353
Noninterest-bearing deposits	837,734	874,131	804,964
Interest-bearing deposits	3,770,150	3,714,040	3,873,910
Shareholders' equity	530,806	505,992	441,810
Tangible common shareholders' equity (non-GAAP) (1)	428,813	404,079	339,825

Average Yields (annualized)
Total loans and loans held for sale	5.96%	5.58%	4.72%
Investment securities	1.95%	1.90%	1.82%
Total earning assets	5.29%	4.95%	3.78%
Interest-bearing deposits	1.80%	1.09%	0.28%
Interest-bearing liabilities	1.94%	1.20%	0.37%

Performance Ratios (annualized)
Return on average assets	1.23%	1.19%	1.17%
Return on average equity	12.60%	12.45%	13.99%
Return on average tangible common equity (non-GAAP) (1)	14.58%	14.54%	16.91%
Net interest margin, fully tax equivalent basis (non-GAAP) (1)	3.79%	4.03%	3.48%
Efficiency Ratio, fully tax equivalent basis (non-GAAP) (1)	60.47%	61.40%	60.53%

Net Loan Charge-Offs
CNB Bank net loan charge-offs	$195	$437	$158
Holiday Financial net loan charge-offs	491	384	370
Total Corporation net loan charge-offs	$686	$821	$528
Annualized net loan charge-offs / average total loans and loans held for sale	0.07%	0.08%	0.06%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	March 31, 2023	December 31, 2022	March 31, 2022
Ending Balance Sheet
Cash and due from banks	$51,206	$58,884	$47,137
Interest-bearing deposits with Federal Reserve	132,696	43,401	352,901
Interest-bearing deposits with other financial institutions	4,691	4,000	4,936
Total cash and cash equivalents	188,593	106,285	404,974
Debt securities available-for-sale, at fair value	368,607	371,409	539,562
Debt securities held-to-maturity, at amortized cost	402,300	404,765	307,597
Equity securities	9,416	9,615	10,092
Loans held for sale	448	231	1,563
Loans receivable
PPP loans, net of deferred processing fees	144	159	18,416
Syndicated loans	148,085	156,649	147,085
Loans	4,153,068	4,118,370	3,590,862
Total loans receivable	4,301,297	4,275,178	3,756,363
Less: allowance for credit losses	(43,981)	(43,436)	(38,117)
Net loans receivable	4,257,316	4,231,742	3,718,246
Goodwill and other intangibles	43,874	43,749	43,749
Core deposit intangible	342	364	435
Other assets	312,438	307,019	257,782
Total Assets	$5,583,334	$5,475,179	$5,284,000

Noninterest-bearing demand deposits	$810,623	$898,437	$817,611
Interest-bearing demand deposits	958,756	1,007,202	1,060,951
Savings	2,442,903	2,270,337	2,474,362
Certificates of deposit	541,847	446,461	337,939
Total deposits	4,754,129	4,622,437	4,690,863
Short-term borrowings	102,083	132,396	0
Subordinated debentures	20,620	20,620	20,620
Subordinated notes, net of issuance costs	84,040	83,964	83,736
Other liabilities	76,035	85,000	62,846
Total liabilities	5,036,907	4,944,417	4,858,065
Common stock	0	0	0
Preferred stock	57,785	57,785	57,785
Additional paid in capital	219,561	221,553	126,703
Retained earnings	318,629	306,911	271,792
Treasury stock	(2,867)	(2,967)	(2,998)
Accumulated other comprehensive loss	(46,681)	(52,520)	(27,347)
Total shareholders' equity	546,427	530,762	425,935
Total liabilities and shareholders' equity	$5,583,334	$5,475,179	$5,284,000

Book value per common share	$23.14	$22.39	$21.83
Tangible book value per common share (non-GAAP) (1)	$21.05	$20.30	$19.21

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	March 31, 2023	December 31, 2022	March 31, 2022
Capital Ratios
Tangible common equity / tangible assets (non-GAAP) (1)	8.02%	7.90%	6.18%
Tier 1 leverage ratio (2)	10.66%	10.74%	8.30%
Common equity tier 1 ratio (2)	11.35%	11.42%	9.37%
Tier 1 risk-based ratio (2)	13.13%	13.24%	11.40%
Total risk-based ratio (2)	15.97%	16.08%	14.44%

Asset Quality Detail
Nonaccrual loans (3)	$20,989	$20,986	$19,378
Loans 90+ days past due and accruing	1,075	1,121	52
Total nonperforming loans	22,064	22,107	19,430
Other real estate owned	1,600	1,439	689
Total nonperforming assets	$23,664	$23,546	$20,119

Modifications to Borrowers Experiencing Financial Difficulty ("BEFD") (3)
Performing modifications to BEFD	$5,996	$6,006	$10,702
Nonperforming modifications to BEFD (3)	9,763	6,377	7,379
Total modifications to BEFD	$15,759	$12,383	$18,081

Asset Quality Ratios
Nonperforming assets / Total loans + OREO	0.55%	0.55%	0.54%
Nonperforming assets / Total assets	0.42%	0.43%	0.38%
Ratio of allowance for credit losses on loans to nonaccrual loans	209.54%	206.98%	196.70%
Allowance for credit losses / Total loans	1.02%	1.02%	1.01%

Consolidated Financial Data Notes:
(1) Management uses non-GAAP financial information in its analysis of the Corporation’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation’s management believes that investors may use these non-GAAP measures to analyze the Corporation’s financial performance without the impact of unusual items or events that may obscure trends in the Corporation’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

(2) Capital ratios as of March 31, 2023 are estimated pending final regulatory filings.
(3) Effective for January 1, 2023, the Corporation adopted prospectively Accounting Standard Update 2022-02, which eliminated recognition and measurement guidance of certain loans with changes to the original terms, known as troubled debt restructurings and introduced modifications of receivables made to borrowers experiencing financial difficulty. The periods ended December 31, 2022 and March 31, 2022 are presented utilizing troubled debt restructuring guidance. Modifications to borrowers experiencing financial difficulty and troubled debt restructurings that are nonaccrual are also included in the balance of nonaccrual loans in the previous table.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended,
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.
ASSETS:
Securities:
Taxable (1) (4)	$748,171	1.90%	$3,766	$744,979	1.86%	$3,786	$759,601	1.76%	$3,340
Tax-exempt (1) (2) (4)	33,390	2.67%	234	32,884	2.74%	250	37,586	3.01%	274
Equity securities (1) (2)	13,207	2.86%	93	9,396	2.24%	53	7,931	2.15%	42
Total securities (4)	794,768	1.95%	4,093	787,259	1.90%	4,089	805,118	1.82%	3,656
Loans receivable:
Commercial (2) (3)	1,508,584	6.29%	23,388	1,489,416	5.76%	21,641	1,357,133	4.69%	15,697
Mortgage and loans held for sale (2) (3)	2,627,728	5.51%	35,731	2,515,400	5.22%	33,112	2,204,497	4.47%	24,290
Consumer (3)	120,721	11.55%	3,434	119,041	10.93%	3,280	107,086	10.15%	2,679
Total loans receivable (3)	4,257,033	5.96%	62,553	4,123,857	5.58%	58,033	3,668,716	47.72%	42,666
Interest-bearing deposits with the Federal Reserve and other financial institutions	16,888	6.34%	264	48,374	4.96%	605	508,462	0.17%	213
Total earning assets	5,068,689	5.29%	$66,910	4,959,490	4.95%	$62,727	4,982,296	3.78%	$46,535
Noninterest-bearing assets:
Cash and due from banks	52,323			54,791			49,869
Premises and equipment	102,821			96,804			83,722
Other assets	245,914			242,585			213,501
Allowance for credit losses	(43,427)			(41,880)			(38,035)
Total non interest-bearing assets	357,631			352,300			309,057
TOTAL ASSETS	$5,426,320			$5,311,790			$5,291,353
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Demand—interest-bearing	$936,147	0.48%	$1,101	$1,002,822	0.25%	$643	$1,046,502	0.17%	$438
Savings	2,343,188	2.21%	12,740	2,293,534	1.33%	7,681	2,467,932	0.18%	1,115
Time	490,815	2.36%	2,858	417,684	1.81%	1,908	359,476	1.30%	1,153
Total interest-bearing deposits	3,770,150	1.80%	16,699	3,714,040	1.09%	10,232	3,873,910	0.28%	2,706
Short-term borrowings	102,318	4.99%	1,259	34,865	4.25%	369	0	0.00%	0
Finance lease liabilities	372	4.36%	4	394	5.03%	5	459	4.42%	5
Subordinated notes and debentures	104,622	4.03%	1,039	104,546	3.82%	1,006	104,300	3.60%	926
Total interest-bearing liabilities	3,977,462	1.94%	$19,001	3,853,845	1.20%	$11,612	3,978,669	0.37%	$3,637
Demand—noninterest-bearing	837,734			874,131			804,964
Other liabilities	80,318			77,822			65,910
Total Liabilities	4,895,514			4,805,798			4,849,543
Shareholders’ equity	530,806			505,992			441,810
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,426,320			$5,311,790			$5,291,353
Interest income/Earning assets		5.29%	$66,910		4.95%	$62,727		3.78%	$46,535
Interest expense/Interest-bearing liabilities		1.94%	19,001		1.20%	11,612		0.37%	3,637
Net interest spread		3.35%	$47,909		3.75%	$51,115		3.41%	$42,898
Interest income/Earning assets		5.29%	66,910		4.95%	62,727		3.78%	46,535
Interest expense/Earning assets		1.50%	19,001		0.92%	11,612		0.30%	3,637
Net interest margin (fully tax-equivalent)		3.79%	$47,909		4.03%	$51,115		3.48%	$42,898

(1) Includes unamortized discounts and premiums.
(2) Average yields are stated on a fully taxable equivalent basis (calculated using statutory rates of 21%) resulting from tax-free municipal securities in the investment portfolio and tax-free municipal loans in the commercial loan portfolio. The taxable equivalent adjustment to net interest income for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022 was $270 thousand, $282 thousand and $281 thousand, respectively.
(3) Average loans receivable outstanding includes the average balance outstanding of all nonaccrual loans. Loans receivable consist of the average of total loans receivable less average unearned income. In addition, loans receivable interest income consists of loans receivable fees, including PPP deferred processing fees.
(4) Average balance is computed using the fair value of AFS securities and amortized cost of HTM securities. Average yield has been computed using amortized cost average balance for AFS and HTM securities. The adjustment to the average balance for securities in the calculation of average yield for the three months ended March 31, 2022, December 31, 2022 and March 31, 2022 was $(58.7) million, $(66.8) million and $(10.6) million, respectively.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of tangible book value per common share and tangible common equity / tangible assets (non-GAAP):
Shareholders' equity	$546,427	$530,762	$425,935
Less: preferred equity	57,785	57,785	57,785
Common shareholders' equity	488,642	472,977	368,150
Less: goodwill and other intangibles	43,874	43,749	43,749
Less: core deposit intangible	342	364	435
Tangible common equity (non-GAAP)	$444,426	$428,864	$323,966

Total assets	$5,583,334	$5,475,179	$5,284,000
Less: goodwill and other intangibles	43,874	43,749	43,749
Less: core deposit intangible	342	364	435
Tangible assets (non-GAAP)	$5,539,118	$5,431,066	$5,239,816

Ending shares outstanding	21,116,928	21,121,346	16,860,698

Book value per common share (GAAP)	$23.14	$22.39	$21.83
Tangible book value per common share (non-GAAP)	$21.05	$20.30	$19.21

Common shareholders' equity / Total assets (GAAP)	8.75%	8.64%	6.97%
Tangible common equity / Tangible assets (non-GAAP)	8.02%	7.90%	6.18%

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of net interest margin:
Interest income	$66,640	$62,445	$46,254
Interest expense	19,001	11,612	3,637
Net interest income	$47,639	$50,833	$42,617

Average total earning assets	$5,068,689	$4,959,490	$4,982,296

Net interest margin (GAAP) (annualized)	3.81%	4.07%	3.47%

Calculation of net interest margin (fully tax equivalent basis) (non-GAAP):
Interest income	$66,640	$62,445	$46,254
Tax equivalent adjustment (non-GAAP)	270	282	281
Adjusted interest income (fully tax equivalent basis) (non-GAAP)	66,910	62,727	46,535
Interest expense	19,001	11,612	3,637
Net interest income (fully tax equivalent basis) (non-GAAP)	$47,909	$51,115	$42,898

Average total earning assets	$5,068,689	$4,959,490	$4,982,296
Less: average mark to market adjustment on investments (non-GAAP)	(58,664)	(66,781)	(10,560)
Adjusted average total earning assets, net of mark to market (non-GAAP)	$5,127,353	$5,026,271	$4,992,856

Net interest margin, fully tax equivalent basis (non-GAAP) (annualized)	3.79%	4.03%	3.48%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of PPNR (non-GAAP): (1)
Net interest income	$47,639	$50,833	$42,617
Add: Non-interest income	8,042	9,007	9,654
Less: Non-interest expense	33,990	37,021	31,892
PPNR (non-GAAP)	$21,691	$22,819	$20,379

(1) Management believes that this is an important metric as it illustrates the underlying performance of the Corporation, it enables investors and others to assess the Corporation's ability to generate capital to cover credit losses through the credit cycle and provides consistent reporting with a key metric used by bank regulatory agencies.

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of efficiency ratio:
Non-interest expense	$33,990	$37,021	$31,892

Non-interest income	$8,042	$9,007	$9,654
Net interest income	47,639	50,833	42,617
Total revenue	$55,681	$59,840	$52,271
Efficiency ratio	61.04%	61.87%	61.01%

Calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Non-interest expense	$33,990	$37,021	$31,892
Less: core deposit intangible amortization	22	23	25
Adjusted non-interest expense (non-GAAP)	$33,968	$36,998	$31,867

Non-interest income	$8,042	$9,007	$9,654

Net interest income	$47,639	$50,833	$42,617
Less: tax exempt investment and loan income, net of TEFRA (non-GAAP)	1,318	1,244	1,327
Add: tax exempt investment and loan income (fully tax equivalent basis) (non-GAAP)	1,806	1,658	1,703
Adjusted net interest income (fully tax equivalent basis) (non-GAAP)	48,127	51,247	42,993
Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$56,169	$60,254	$52,647

Efficiency ratio (fully tax equivalent basis) (non-GAAP)	60.47%	61.40%	60.53%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of return on average tangible common equity (non-GAAP):
Net income	$16,489	$15,880	$15,245
Less: preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$15,414	$14,804	$14,170

Average shareholders' equity	$530,806	$505,992	$441,810
Less: average goodwill & intangibles	44,208	44,128	44,200
Less: average preferred equity	57,785	57,785	57,785
Tangible common shareholders' equity (non-GAAP)	$428,813	$404,079	$339,825

Return on average equity (GAAP) (annualized)	12.60%	12.45%	13.99%
Return on average common equity (GAAP) (annualized)	11.78%	11.61%	13.01%
Return on average tangible common equity (non-GAAP) (annualized)	14.58%	14.54%	16.91%

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of non-interest income excluding net realized gains on available-for-sale securities (non-GAAP):
Non-interest income	$8,042	$9,007	$9,654
Less: net realized gains on available-for-sale securities	22	0	651
Adjusted non-interest income (non-GAAP)	$8,020	$9,007	$9,003